JNL Series Trust 485BPOS

Ex. 99.28(d)(45)(iii)

Amendment

to Amended and Restated Sub-Advisory Agreement

Between Jackson National Asset Management, LLC

and WCM Investment Management, LLC

This Amendment is made by and between Jackson National Asset Management, LLC, a Michigan limited liability company and registered investment adviser (the “Adviser”), and WCM Investment Management, LLC, a Delaware limited liability company and registered investment adviser (the “Sub-Adviser”).

Whereas, the Adviser and the Sub-Adviser (the “Parties”) entered into an Investment Sub- Advisory Agreement effective as of September 13, 2021 and Amended and Restated effective as of the 30th day of August, 2024, as amended (the “Agreement”), whereby the Adviser appointed the Sub- Adviser to provide certain sub-investment advisory services to certain investment portfolios (each, a “Fund”) of JNL Series Trust (the “Trust”), as listed on Schedule A to the Agreement.

Whereas, pursuant to the Agreement, the Adviser agreed to pay sub-advisory fees as set forth on Schedule B of the Agreement to the Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser, and the Sub-Adviser agreed to accept such sub-advisory fees as full compensation under the Agreement for such services and expenses.

Whereas, the Board of Trustees of the Trust has approved the following, effective April 27, 2026:

1)	the appointment of the Sub-Adviser to provide certain sub-investment-advisory services to the JNL Multi-Manager International Equity Fund;

2)	a fund name change for the JNL Multi-Manager U.S. Select Equity Fund to JNL Multi-Manager Select Equity Fund; and

3)	the reorganization of the JNL/WCM China Quality Growth Fund into the JNL Multi-Manager Emerging Markets Equity Fund of the Trust.

Whereas, the Parties have agreed to amend the Agreement, effective April 27, 2026, to: i) add the JNL Multi-Manager International Equity Fund (for the portion of assets managed by WCM Investment Management, LLC) and its fees; ii) change the JNL Multi-Manager U.S. Select Equity Fund name to JNL Multi-Manager Select Equity Fund; and iii) to remove the JNL/WCM China Quality Growth Fund and its fees.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1)	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated April 27, 2026, attached hereto.

2)	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated April 27, 2026, attached hereto.

3)	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

4)	Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment, upon the terms and conditions hereof, and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

5)	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Parties have caused this Amendment to be executed, effective as of April 27, 2026.

Jackson National Asset Management, LLC		WCM Investment Management, LLC
By:	/s/ Emily J. Bennett	By:	/s/ David Joerger
Name:	Emily J. Bennett	Name:	David Joerger
Title:	VP, Deputy General Counsel	Title:	CCO

Schedule A

Dated April 27, 2026

Funds
JNL Multi-Manager Emerging Markets Equity Fund*
JNL Multi-Manager International Equity Fund*
JNL Multi-Manager International Small Cap Fund*
JNL Multi-Manager Select Equity Fund*
JNL Multi-Manager Small Cap Growth Fund*
JNL Multi-Manager Small Cap Value Fund*
JNL/WCM Focused International Equity Fund

* For the portion of the Average Daily Net Assets managed by WCM Investment Management, LLC.

A-1

Schedule B

Dated April 27, 2026

(Compensation)

Fee rates:

# rate if the sum of Average Daily Net Assets managed by Sub-Adviser in all Funds is less than $3 billion.

## rate if the sum of Average Daily Net Assets managed by Sub-Adviser in all Funds equals or exceeds $3 billion.

JNL Multi-Manager Emerging Markets Equity Fund*
Average Daily Net Assets*	Annual Rate
[FEES OMITTED#, ##]

* For the portion of the Average Daily Net Assets managed by WCM Investment Management, LLC.

JNL Multi-Manager International Equity Fund*
Average Daily Net Assets	Annual Rate
[FEES OMITTED#, ##]

* For the portion of the Average Daily Net Assets managed by WCM Investment Management, LLC.

JNL Multi-Manager Select Equity Fund*
Average Daily Net Assets	Annual Rate
[FEES OMITTED#, ##]

* For the portion of the Average Daily Net Assets managed by WCM Investment Management, LLC.

JNL Multi-Manager International Small Cap Fund*
Average Daily Net Assets	Annual Rate
[FEES OMITTED#, ##]

* For the portion of the Average Daily Net Assets managed by WCM Investment Management, LLC.

JNL Multi-Manager Small Cap Growth Fund*
Average Daily Net Assets	Annual Rate
[FEES OMITTED#, ##]

* For the portion of the Average Daily Net Assets managed by WCM Investment Management, LLC.

JNL Multi-Manager Small Cap Value Fund*
Average Daily Net Assets	Annual Rate
[FEES OMITTED#, ##]

* For the portion of the Average Daily Net Assets managed by WCM Investment Management, LLC.

B-1

JNL/WCM Focused International Equity Fund
Average Daily Net Assets	Annual Rate
$0 to $100 Million	0.45%# 0.4275%##
Over $100 Million to $500 Million	0.40%# 0.38%##
Over $500 Million	0.35%# 0.3325%##

B-2